EXHIBIT 10.12

STOCK TRADING AGREEMENT

             This Stock Trading Agreement, dated as of  July 31, 2001 (as may be amended from time to time, this “Agreement”), is made by and among Newcourt Capital USA Inc., a Delaware corporation, EP Power Finance, L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P, a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company (collectively, the “Purchasers”), Newcourt Capital Securities, Inc., a Delaware corporation (the “Placement Agent”) and each of the members of management of Electric City Corp., a Delaware corporation (the “Company”), set forth on the signature pages hereto, and shall become effective upon the Closing under the Securities Purchase Agreement.

WITNESSETH

             WHEREAS, the Purchasers and the Company have entered into that certain Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the “Securities Purchase Agreement”), whereby the Company will sell and the Purchasers will buy shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), together with warrants to purchase Series A Preferred Stock, shares of Common Stock and warrants to purchase Common Stock; and

             WHEREAS, it is a condition to the obligations of the Purchasers to purchase such securities pursuant to the Securities Purchase Agreement that the Parties (as defined below) enter into this Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

             1.1        Defined Terms.  All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires.  The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

             “Additional Purchase Agreement” means the securities purchase agreement, if any, providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants to the Additional Purchasers, as contemplated by Section 2.3 of the Securities Purchase Agreement.

                          “Additional Purchaser” shall mean each purchaser under the Additional Purchase Agreement.

             “Affiliate” means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise.  With respect to individuals, the term Affiliate shall also include such individuals parents, spouse, children or grandchildren.

             “Agreement” shall have the meaning set forth in the preamble hereof.

             “Average Daily Trading Volume” with respect to any trading day, means the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day.

             “Block Sales” means a sale of at least 10,000 shares of Common Stock.

             “Closing” shall have the meaning set forth in the Securities Purchase Agreement.

             “Closing Price” means the closing price of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

             “Common Stock” means and includes the Company’s authorized common stock, par value $0.0001 per share.

             “Company” shall have the meaning set forth in the preamble hereof.

             “Covered Stock” means 75% of an Additional Purchaser’s total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased under the Additional Purchase Agreement (as adjusted for stock splits, stock combinations and the like).

             “Effective Date” means the Closing Date (as defined in the Securities Purchase Agreement).

             “Election Period” shall have the meaning set forth in Section 2.2 hereof.

                          “Existing Stockholder” shall have the meaning set forth in Section 3.1 hereof.

             “MSDW” shall have the meaning set forth in Section 2.5 hereof.

             “Parties” means all of the parties that are signatories to this Agreement.

             “Person” means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

             “Purchasers” shall have the meaning set forth in the preamble hereof.

             “Qualified Primary Offering” means a firmly underwritten primary registered public offering of Common Stock by the Company that raises at least $35 million in aggregate gross proceeds at a price of at least $5.00 per share (as adjusted for stock splits, stock combinations and the like).

             “Sale Notice” shall have the meaning set forth in Section 2.2 hereof.

             “Securities Purchase Agreement” shall have the meaning set forth in the first recital hereof.

             “Selling Party” shall have the meaning set forth in Section 2.2 hereof.

             “Series A Preferred Stock” shall have the meaning set forth in the first recital hereof.

             “Uncovered Stock” means any Additional Purchaser’s total holdings of Common Stock that is not Covered Stock.

ARTICLE II
TRADING RESTRICTIONS

             2.1        Public Sales.  Each Party (other than an Additional Purchaser with respect to its Uncovered Stock) shall be subject to the following trading restrictions from time to time concerning its respective holdings of Common Stock:

                           (a)         During the term of this Agreement, no Party may sell any of its Common Stock into the public market before the completion of a Qualified Primary Offering; provided, however, that if a Qualified Primary Offering is not completed within eighteen (18) months after the Effective Date, each Party may sell its Common Stock into the public market, severally and not jointly, subject to the following conditions:

(i)	the Closing Price must exceed $4.00 per share (as adjusted for stock splits, stock combinations and the like) for each of the twenty (20) consecutive trading days immediately prior to the date of sale;

(ii)	the Average Daily Trading Volume immediately prior to the date of sale must exceed 150,000 shares;

(iii)	the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent of the Average Daily Trading Volume;

(iv)	the number of shares of Common Stock sold by such Party into the public market in any three-month period may not exceed fifteen percent of such Party’s total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

(v)	Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                           (b)        If the Company completes a Qualified Primary Offering during the term of this Agreement, each Party shall comply with its obligations under any “lock-up” agreement entered into by such Party in connection with such Qualified Primary Offering.  After any such “lock-up” period expires or is terminated, each Party may sell its Common Stock into the public market, severally and not jointly, subject to the following conditions:

(i)	the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent of the Average Daily Trading Volume;

(ii)	the number of shares of Common Stock sold by such Party into the public market in any three-month period may not exceed twenty percent of such Party’s holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

(iii)	Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

             2.2        Private Sales.  If a Party (the “Selling Party”) intends to sell any of its shares of Company capital stock (or securities exercisable or exchangeable for or convertible into shares of Company capital stock) in a private transaction (other than to an Affiliate), the Selling Party shall send written notice (the “Sale Notice”) of such intent to each other Party.  The Sale Notice shall include the following information:  (a) the type of Company capital stock or other securities the Selling Party intends to sell; (b) the number of shares or other securities the Selling Party intends to sell; (c) the proposed sale price per share or per security, as applicable, and (d) any other material terms of the offer.  The  other Parties shall have two (2) business days after receipt of the Sale Notice (the “Election Period”) to elect to purchase the capital stock or other securities that are the subject of the Sale Notice by giving the Selling Party written notice thereof within the Election Period, in which case the Selling Party and the Party (or Parties) so electing to purchase shall complete such sale within five (5) business days on the terms set forth in the Sale Notice.  If more than one Party elects to purchase the capital stock or other securities set forth in the Sale Notice, then such shares or securities shall be allocated among the Parties so electing to purchase pro rata in proportion to their respective holdings of Company Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock held by such Parties so electing to purchase).  If none of the Parties provides written notice so electing to purchase within the Election Period, then the Selling Party may sell the capital stock or other securities that are the subject of the Sale Notice on terms no less favorable to the Sellng Party than those set forth in the Sale Notice to any third party within 10 business days of the date of the Sale Notice; provided, however, that any sale of shares of Company capital stock (or securities exercisable or exchangeble for or convertible into shares of Company capital stock) to a party that is not a party to this Agreement shall have as a condition to such sale that such party shall become a Party to this Agreement.  For purposes of Sections 2.1(a)(iv) and 2.1(b)(ii), the purchasing party’s holdings (if such party was not a party to the Securities Purchase Agreement) with respect to the shares of capital stock or other securities it purchases shall be the number of shares of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased in the subject sale.

             2.3        Transfer to Affiliates.  Notwithstanding anything in this Agreement to the contrary, any party may freely sell or otherwise transfer any capital stock of the Company (or securities exercisable or exchangeable for or convertible into shares of Company capital stock) it owns to its Affiliates without such sale or transfer being subject to the terms of this Agreement; provided, however, that any such Affiliate shall become a Party to this Agreement and its ownership and sales of shares of Common Stock or other securities shall be aggregated with the transferring Party for purposes of Section 2.1.

             2.4        Term of Trading Agreement.  The term of the Trading Agreement shall commence on the Effective Date and terminate three years from the Effective Date; provided, however, that if a Qualified Primary Offering is completed within three years from the Effective Date, the term of this Agreement shall terminate at 5:00 p.m., New York time, on the eighteen (18) month anniversary of the initial closing date of such Qualified Primary Offering.

             2.5        Amendments to the Trading Agreement.

                           (a)         The Parties may amend the Trading Agreement only upon the prior written consent of at least three (3) out of the following Purchasers (i) Morgan Stanley Dean Witter Equity Funding Inc. (“MSDW”) and Originators Investment Plan, L.P. (“OIP”) (MSDW and OIP shall be deemed to be a single Purchaser with MSDW acting on behalf of both such entities); (ii)  Newcourt Capital USA Inc.; (iii) EP Power Finance, L.L.C.; and (iv) Duke Capital Partners, LLC; provided, however, the Parties shall not make any amendment regarding the Uncovered Stock or that disproportionately affects the Covered Stock without the approval of each Additional Purchaser.

                           (b)        The Company may enter into the Additional Purchase Agreement.  Each Investor agrees that upon each Additional Purchaser’s acquisition of Series A Preferred Stock and Series A Preferred Stock Warrants in compliance with Section 2.3 of the Securities Purchase Agreement and execution and delivery of a signature page to the joinder agreement between the Company and each such Additional Purchaser pursuant to which such Additional Purchaser agrees to become a Party and to be bound by the terms hereof, each such Additional Purchaser shall become a Party to this Agreement for all intents and purposes and shall then be an Investor hereunder.  The Company shall then revise Schedule I to reflect the addition of each such Additional Purchaser.  The addition of such new parties and revision of Schedule I shall not constitute a modification, waiver or amendment of this Agreement that requires the consent of or any writing from any of the Parties hereto.

             2.6        Uncovered Stock. During the term of this Agreement, no Additional Purchaser may sell any shares of its Uncovered Stock into the public market before the completion of a Qualified Primary Offering; provided, however, that if a Qualified Primary Offering is not completed within twelve (12) months after the Effective Date, each Additional Purchaser may sell its shares of Uncovered Stock into the public market without any restrictions under this Agreement.

             2.7        Purchases by Management in the Public Market.  Notwithstanding anything in this Article II to the contrary, all shares of Common Stock purchased by members of management that are signatories hereto in the public market from other than the Company or its underwriters shall not be subject to this Article II.

ARTICLE III
CONDITIONS TO EFFECTIVENESS OF AGREEMENT

             3.1        Additional Conditions.  This Agreement shall not become effective until each of Nickolas Konstant, Victor Conant, Kevin McEneely, Michael Stelter and Joseph Marino (each an “Existing Stockholder”) shall amend his existing trade agreement (in a form reasonably satisfactory to each of the Purchasers) to include the following trading restrictions with respect to sales of his (and his Affiliates’) Common Stock in the public market:

                           (a)         the number of shares of Common Stock sold by such Existing Stockholder (including his Affiliates) on any trading day may not exceed five percent of the Average Daily Trading Volume; and

                           (b)        the number of shares of Common Stock sold by each Existing Stockholder (including his Affiliates) in any three-month period shall not exceed fifteen percent of such Existing Stockholder’s (including his Affiliates) total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like).

             In addition, each Existing Stockholder shall amend his trading agreement to state that if requested by the Company and the managing underwriter, such Existing Stockholder shall agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriter, for such period of time (not to exceed 180 days) from the effective date of a registration statement filed under the Securities Act of 1933, as amended, as may be requested by such underwriter and to execute an agreement reflecting the foregoing as may be requested by such underwriter in connection with a Qualified Primary Offering.

ARTICLE IV
GENERAL PROVISIONS

             4.1        Legend on Share Certificates.

                           (a)         All Company securities issued at the Closing (as defined in the Securities Purchase Agreement) that are subject to the terms and provisions of Article II, in addition to such other legends as may be required by law and any other legend required by any Transaction Document (as defined in the Securities Purchase Agreement) shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO TRADING CONTAINED IN THE STOCK TRADING AGREEMENT, DATED JULY 31, 2001, BY AND AMONG THE COMPANY AND CERTAIN SECURITY HOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                           (b)        Upon the termination of this Agreement, each Party shall be entitled to receive, in exchange for any security bearing the legend regarding this Agreement specifically set forth in Section 4.1(a), a security without such legend.

ARTICLE V
MISCELLANEOUS

             5.1        Injunctive Relief.  It is acknowledged that it is impossible to measure in money the damages that would be suffered if the Parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party would be irreparably damaged and would not have an adequate remedy at law.  Any such Party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

             5.2        Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

             5.3        Entire Agreement; Waiver.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof.  No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

             5.4        Binding Effect.  This Agreement shall be binding on and inure to the benefit of the Parties and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

             5.5        Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

             5.6        Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

             5.7        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

(i)	If to the Company:

1280 Landmeier Road
Elk Grove Village, IL 60007-2410
Fax No. 847-437-4969
Attention: General Counsel

                           (ii)         If to another Party: at the address set forth in the Securities Purchase Agreement or the Additional Purchase Agreement or the signature page to this Agreement.

             5.8        Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MANAGEMENT		PURCHASERS

NEWCOURT CAPITAL USA, INC.,
/s/ John Mitola		a Delaware corporation

John Mitola		By:	/s/ Guy A. Piazza

		Name:	Guy A. Piazza

		Title:	Vice President
/s/ Brian Kawamura

Brian Kawamura
EP POWER FINANCE, L.L.C.,
a Delaware limited liability company
/s/ Jeffrey Mistarz
		By:	/s/ Paul E. McGlinn
Jeff Mistarz
		Name:	Paul E. McGlinn

		Title:	Managing Director

/s/ Denis Enberg
MORGAN STANLEY DEAN WITTER EQUITY
Denis Enberg (with respect to		FUNDING, INC., a Delaware corporation
50,000 shares of Common Stock)
		By:	/s/ Thomas A. Clayton

/s/ Michael Pokora		Name:	Thomas A. Clayton
		Title:	Vice President
Michael Pokora
PLACEMENT AGENT		ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

NEWCOURT CAPITAL SECURITIES INC., a Delaware corporation		By:	MSDW OIP Investors, Inc., its general partner

By:	/s/ Robert W. Sexton

Name:	Robert W. Sexton	By:	/s/ Thomas A. Clayton

Title:	Managing Director	Name:	Thomas A. Clayton

		Title:	Vice President

DUKE CAPITAL PARTNERS, L.L.C.,
a Delaware limited liability company

		By:	/s/ Gerald J. Stalun

		Name:	Gerald J. Stalun

		Title:	EVP+ Managing Director

[Signature Page to Stock Trading Agreement]